UNITED STATES SECURITIES AND EXCHANGE COMMISSION WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

October 9, 2006 Date of Report (Date of earliest event reported)	0-7928 Commission File Number

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	11-2139466 (I.R.S. Employer Identification Number)

68 South Service Road, Suite 230
Melville, New York 11747
(Address of Principal Executive Offices) (Zip Code)

(631)  962-7000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01        Entry into a Material Definitive Agreement.

On October 9, 2006, the Executive Compensation Committee (the “Committee”) of the Board of Directors (the “Board”) of Comtech Telecommunications Corp. (the “Company”) approved fiscal 2007 performance measures and bonus goals for certain executive officers.

In the case of Fred Kornberg, the Company’s Chairman of the Board, Chief Executive Officer and President, and Robert G. Rouse, the Company’s Executive Vice President and Chief Operating Officer, the Committee approved performance measures based on a percentage of the Company’s fiscal 2007 pre-tax profit, adjusted for certain items. The fiscal 2007 bonus goals for the other executive officers are based on a percentage of the relevant subsidiary’s or subsidiaries’ pre-tax profits and the attainment of various performance measures. The fiscal 2007 performance measures and related weightings for these other executive officers are as set forth in the chart below:

	Fiscal 2007 Performance Measures (1)
	Operating Profit	New Orders	Cash Flow	Personal Goals	Total
Robert L. McCollum	25%	25%	25%	25%	100%
Richard L. Burt	25%	25%	25%	25%	100%
Daniel S. Wood	25%	25%	25%	25%	100%

(1)

The fiscal 2007 bonus goals associated with each performance measure are not disclosed in this report because these amounts are confidential business information, the disclosure of which could have an adverse effect on the Company. The percentages in the above table represent the percentage of the total cash bonus goal related to each performance measure. Except for personal goals, the percentage factor for each performance measure can be decreased or increased proportionally as a function of each goal achievement from a minimum of 70% up to a maximum of 150%. Achievement of less than 70% of any goal results in that percentage factor being reduced to zero.

In addition, the Committee and the Board unanimously approved an amendment and restatement, subject to stockholder approval, of the Company’s 2000 Stock Incentive Plan (the “Amended Plan”). This amendment, which will be more fully described in the Company’s 2006 Proxy Statement that is to be mailed to shareholders on or about November 1, 2006, is intended to permit the Company to claim tax deductions for cash incentive awards earned and paid under the Amended Plan pursuant to Section 162(m) of the Internal Revenue Code. The performance measures and bonus goals relating to Messrs. Kornberg, Rouse and McCollum are intended to qualify as “performance-based” under Section 162(m) of the Internal Revenue Code.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, Comtech Telecommunications Corp. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 12, 2006	COMTECH TELECOMMUNICATIONS CORP. By: /s/ Michael D. Porcelain Name: Michael D. Porcelain Title: Senior Vice President and Chief Financial Officer